Exhibit 99.1
Planet Fitness, Inc. Announces Third Quarter 2020 Results

Hampton, NH, November 5, 2020 - Today, Planet Fitness, Inc. (NYSE:PLNT) reported financial results for its third quarter ended September 30, 2020.
“Today over 95% of our locations are open, with our team members working hard to deliver a safe and healthy in-store environment for our members,” said Chris Rondeau, Chief Executive Officer. “While our membership levels have been under some pressure, primarily, we believe, from pent up cancellations in reopened clubs following the resumption of billing, we saw positive momentum in membership joins and usage rates as a result of kick starting our national marketing efforts in September. The results were very encouraging and therefore we are increasing our level of national marketing spend for the remainder of the year. We are also continuing to build out the features and functionality of our Planet Fitness app, further accelerating our digital efforts and improving the outstanding value proposition we offer. In the near-term we do expect the operating environment to remain volatile as a result of the virus, and we are proceeding appropriately with the safety of our members and staff as our number one priority. Longer-term, we continue to be very confident in Planet Fitness’s growth prospects as the business is well-positioned to capitalize on the increased focus on health & wellness and industry consolidation that we believe will emerge over the next several years.”
Third Quarter Fiscal 2020 results
•Total revenue decreased from the prior year period by 36.8% to $105.4 million.
•System wide same store sales decreased 5.6%.
•Net (loss) income attributable to Planet Fitness, Inc. was a loss of $3.1 million, or $0.04 per diluted share, compared to income of $25.8 million, or $0.31 per diluted share in the prior year period.
•Net (loss) income decreased 111.1% to a net loss of $3.3 million, compared to net income of $29.7 million in the prior year period.
•Adjusted net income(1) decreased 95.1% to $1.6 million, or $0.02 per diluted share, compared to $33.1 million, or $0.36 per diluted share in the prior year period.
•Adjusted EBITDA(1) decreased 51.3% to $32.0 million from $65.7 million in the prior year period.
•29 new Planet Fitness stores were opened during the period, bringing system-wide total stores to 2,086 as of September 30, 2020.
•Cash of $501.6 million as of September 30, 2020, which includes cash and cash equivalents of $419.7 million and restricted cash of $81.9 million.
(1) Adjusted net income and Adjusted EBITDA are non-GAAP measures. For reconciliations of Adjusted EBITDA and Adjusted net income to U.S. GAAP (“GAAP”) net (loss) income see “Non-GAAP Financial Measures” accompanying this press release.
Operating Results for the Third Quarter Ended September 30, 2020
For the third quarter 2020, total revenue decreased $61.4 million or 36.8% to $105.4 million from $166.8 million in the prior year period which included a system wide same store sales decline of 5.6%. By segment:
•Franchise segment revenue decreased $7.0 million or 10.4% to $59.8 million from $66.7 million in the prior year period. The decrease in franchise segment revenue for the third quarter 2020 is primarily a result of temporary store closures related to COVID-19, as well as reduced membership levels, partially offset by higher royalties on annual fees as a result of catch-up annual fee billings from periods when stores were closed, as they reopen;
•Corporate-owned stores segment revenue decreased $12.5 million or 30.6% to $28.3 million from $40.7 million in the prior year period. The $12.5 million decrease was primarily a result of temporary store closures related to COVID-19, as well as reduced membership levels; and
•Equipment segment revenue decreased $42.0 million or 70.8% to $17.3 million from $59.4 million in the prior year period, due to lower equipment sales to new and existing franchisee-owned stores in the three months ended September 30, 2020 compared to the three months ended September 30, 2019 primarily as a result of COVID-19, and the 12-month extension we gave to franchisees for all new store development and re-equipment investment obligations.

For the third quarter of 2020, net loss attributable to Planet Fitness, Inc. was $3.1 million, or $0.04 per diluted share, compared to net income attributable to Planet Fitness, Inc. of $25.8 million, or $0.31 per diluted share in the prior year period. Net loss was $3.3 million in the third quarter of 2020 compared to net income of $29.7 million in the prior year period. Adjusted net income decreased 95.1% to $1.6 million, or $0.02 per diluted share, from $33.1 million, or $0.36 per diluted share in the prior year period. Adjusted net income has been adjusted to reflect a normalized federal income tax rate of 26.8% for the current year period and 26.6% for the comparable prior year period and excludes certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”).
Adjusted EBITDA, which is defined as net (loss) income before interest, taxes, depreciation and amortization, adjusted for the impact of certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”), decreased 51.3% to $32.0 million from $65.7 million in the prior year period.
Segment EBITDA represents our Total Segment EBITDA broken down by the Company’s reportable segments. Total Segment EBITDA is equal to EBITDA, which is defined as net (loss) income before interest, taxes, depreciation and amortization (see “Non-GAAP Financial Measures”).
•Franchise segment EBITDA decreased $13.2 million or 29.8% to $31.1 million. The decrease in franchise segment EBITDA for the third quarter 2020 is primarily a result of temporary store closures related to COVID-19, as well as reduced membership levels.
•Corporate-owned stores segment EBITDA decreased $11.1 million or 66.0% to $5.7 million. The decrease in corporate-owned stores segment EBITDA for the third quarter 2020 is primarily a result of temporary store closures related to COVID-19, as well as reduced membership levels; and
•Equipment segment EBITDA decreased by $11.5 million or 83.5% to $2.3 million driven by lower equipment sales to new and existing franchisee-owned stores in the three months ended September 30, 2020 compared to the three months ended September 30, 2019 as a result of COVID-19, and the 12-month extension we gave to franchisees for all new store development and re-equipment investment obligations.
2020 Outlook
For the year ending December 31, 2020, the Company previously withdrew guidance as a result of uncertainty due to the COVID-19 pandemic. The Company is not providing an update at this time.

Presentation of Financial Measures
Planet Fitness, Inc. (the “Company”) was formed in March 2015 for the purpose of facilitating the initial public offering (the “IPO”) and related recapitalization transactions that occurred in August 2015, and in order to carry on the business of Pla-Fit Holdings, LLC (“Pla-Fit Holdings”) and its subsidiaries. As the sole managing member of Pla-Fit Holdings, the Company operates and controls all of the business and affairs of Pla-Fit Holdings, and through Pla-Fit Holdings, conducts its business. As a result, the Company consolidates Pla-Fit Holdings’ financial results and reports a non-controlling interest related to the portion of Pla-Fit Holdings not owned by the Company.
The financial information presented in this press release includes non-GAAP financial measures such as EBITDA, Segment EBITDA, Adjusted EBITDA, Adjusted net (loss) income and Adjusted net (loss) income per share, diluted, to provide measures that we believe are useful to investors in evaluating the Company’s performance. These non-GAAP financial measures are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered in isolation or as substitutes for GAAP financial measures such as net (loss) income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net (loss) income and Adjusted net (loss) income per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net (loss) income and Adjusted net (loss) income per share, diluted, should not be construed as an inference that the Company’s future results will be unaffected by similar amounts or other unusual or nonrecurring items. See the tables at the end of this press release for a reconciliation of EBITDA, Adjusted EBITDA, Total Segment EBITDA, Adjusted net (loss) income, and Adjusted net (loss) income per share, diluted, to their most directly comparable GAAP financial measure.
Same store sales refers to year-over-year sales comparisons for the same store sales base of both corporate-owned and franchisee-owned stores, which is calculated for a given period by including only sales from stores that had sales in the comparable months of both years. We define the same store sales base to include those stores that have been open and for which monthly membership dues have been billed for longer than 12 months. We measure same store sales based solely upon monthly dues billed to members of our corporate-owned and franchisee-owned stores. Because less than 50% of our stores in the same store sales base had membership billings in all of the months included in the nine months ending September 30, 2020, we are not providing same store sales comparisons for that period. For the three months ending September 30, 2020, we have provided same store sales comparisons for the stores that had monthly membership billings in all three months.
The non-GAAP financial measures used in our full-year outlook will differ from net (loss) income and net (loss) income per share, diluted, determined in accordance with GAAP in ways similar to those described in the reconciliations at the end of this press release. We do not provide guidance for net (loss) income or net (loss) income per share, diluted, determined in accordance with GAAP or a reconciliation of guidance for Adjusted net (loss) income and Adjusted net (loss) income per share, diluted, to the most directly comparable GAAP measure because we are not able to predict with reasonable certainty the amount or nature of all items that will be included in our net (loss) income and net (loss) income per share, diluted, for the year ending December 31, 2020. These items are uncertain, depend on many factors and could have a material impact on our net (loss) income and net (loss) income per share, diluted, for the year ending December 31, 2020.
Investor Conference Call
The Company will hold a conference call at 4:30 pm (ET) on November 5, 2020 to discuss the news announced in this press release. A live webcast of the conference call will be accessible at www.planetfitness.com via the “Investor Relations” link. The webcast will be archived on the website for one year.
About Planet Fitness
Founded in 1992 in Dover, NH, Planet Fitness is one of the largest and fastest-growing franchisors and operators of fitness centers in the United States by number of members and locations. As of September 30, 2020, Planet Fitness had more than 14.1 million members and 2,086 stores in 50 states, the District of Columbia, Puerto Rico, Canada, the Dominican Republic, Panama, Mexico and Australia. The Company’s mission is to enhance people’s lives by providing a high-quality fitness experience in a welcoming, non-intimidating environment, which we call the Judgement Free Zone®. More than 95% of Planet Fitness stores are owned and operated by independent business men and women.

Investor Contact:
Brendon Frey, ICR
brendon.frey@icrinc.com
203-682-8200
Media Contacts:
McCall Gosselin, Planet Fitness
mccall.gosselin@pfhq.com
603-957-4650
Julia Young, ICR
julia.young@icrinc.com
646-277-1280
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include the Company’s statements with respect to expected future performance presented under the heading “2020 Outlook,” those attributed to the Company’s Chief Executive Officer in this press release, and other statements, estimates and projections that do not relate solely to historical facts. Forward-looking statements can be identified by words such as "believe," “expect,” “goal,” plan,” “will,” “prospects,” “future,” “strategy” and similar references to future periods, although not all forward-looking statements include these identifying words. Forward-looking statements are not assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results to differ materially include risks and uncertainties associated with the duration and impact of COVID-19, which has resulted and may continue to result in store closures and a decrease in our net membership base and may give rise to or heighten one or more of the other risks and uncertainties described herein, competition in the fitness industry, the Company’s and franchisees’ ability to attract and retain members, the Company's and franchisees' ability to identify and secure suitable sites for new franchise stores, changes in consumer demand, changes in equipment costs, the Company’s ability to expand into new markets domestically and internationally, operating costs for the Company and franchisees generally, availability and cost of capital for franchisees, acquisition activity, developments and changes in laws and regulations, our substantial increased indebtedness as a result of our refinancing and securitization transactions and our ability to incur additional indebtedness or refinance that indebtedness in the future, our future financial performance and our ability to pay principal and interest on our indebtedness, our corporate structure and tax receivable agreements, failures, interruptions or security breaches of the Company's information systems or technology, general economic conditions and the other factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2019, the Company’s quarterly reports on Form 10-Q, and the Company’s other filings with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in forward-looking statements, investors should not place undue reliance on forward-looking statements, which reflect the Company’s views only as of the date of this press release. Except as required by law, neither the Company nor any of its affiliates or representatives undertake any obligation to provide additional information or to correct or update any information set forth in this release, whether as a result of new information, future developments or otherwise.

Planet Fitness, Inc. and subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)
(Amounts in thousands, except per share amounts)

	For the three months ended September 30,		For the nine months ended September 30,
	2020	2019	2020	2019
Revenue:
Franchise	$47,171	$53,443	$112,296	$164,624
Commission income	48	614	483	2,673
National advertising fund revenue	12,538	12,652	26,509	36,986
Corporate-owned stores	28,289	40,742	78,224	118,481
Equipment	17,337	59,364	55,335	174,528
Total revenue	105,383	166,815	272,847	497,292
Operating costs and expenses:
Cost of revenue	15,302	46,194	45,625	135,071
Store operations	21,371	22,295	62,209	63,363
Selling, general and administrative	18,295	20,928	51,143	57,944
National advertising fund expense	20,157	12,652	46,240	36,986
Depreciation and amortization	13,636	11,832	39,436	32,316
Other loss (gain)	580	(147)	606	99
Total operating costs and expenses	89,341	113,754	245,259	325,779
Income from operations	16,042	53,061	27,588	171,513
Other expense, net:
Interest income	349	1,808	2,635	5,585
Interest expense	(20,686)	(14,807)	(61,394)	(44,192)
Other expense	(24)	(61)	(784)	(4,824)
Total other expense, net	(20,361)	(13,060)	(59,543)	(43,431)
(Loss) income before income taxes	(4,319)	40,001	(31,955)	128,082
(Benefit) provision for income taxes	(1,035)	10,309	(7,069)	26,924
Net (loss) income	(3,284)	29,692	(24,886)	101,158
Less net (loss) income attributable to non-controlling interests	(173)	3,915	(1,205)	13,128
Net (loss) income attributable to Planet Fitness, Inc.	$(3,111)	$25,777	$(23,681)	$88,030
Net (loss) income per share of Class A common stock:
Basic	$(0.04)	$0.31	$(0.30)	$1.05
Diluted	$(0.04)	$0.31	$(0.30)	$1.04
Weighted-average shares of Class A common stock outstanding:
Basic	80,221	83,157	79,763	83,700
Diluted	80,221	83,807	79,763	84,354

Planet Fitness, Inc. and subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)
(Amounts in thousands, except per share amounts)

	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$419,658	$436,256
Restricted cash	81,944	42,539
Accounts receivable, net of allowance for bad debts of $65 and $111 at September 30, 2020 and December 31, 2019, respectively	11,899	42,268
Inventory	1,806	877
Prepaid expenses	15,274	8,025
Other receivables	20,513	9,226
Income tax receivables	10,036	947
Total current assets	561,130	540,138
Property and equipment, net of accumulated depreciation of $97,832 and $73,621 at September 30, 2020 and December 31, 2019, respectively	159,053	145,481
Right of use assets, net	163,119	155,633
Intangible assets, net	221,286	233,921
Goodwill	227,821	227,821
Deferred income taxes	467,229	412,293
Other assets, net	1,914	1,903
Total assets	$1,801,552	$1,717,190
Liabilities and stockholders' deficit
Current liabilities:
Current maturities of long-term debt	$17,500	$17,500
Accounts payable	19,783	21,267
Accrued expenses	25,669	31,623
Equipment deposits	1,522	3,008
Restricted liabilities – national advertising fund	3,446	—
Deferred revenue, current	23,921	27,596
Payable pursuant to tax benefit arrangements, current	8,027	26,468
Other current liabilities	20,497	18,016
Total current liabilities	120,365	145,478
Long-term debt, net of current maturities	1,679,191	1,687,505
Borrowings under Variable Funding Notes	75,000	—
Lease liabilities, net of current portion	165,372	152,920
Deferred revenue, net of current portion	33,002	34,458
Deferred tax liabilities	1,194	1,116
Payable pursuant to tax benefit arrangements, net of current portion	447,979	400,748
Other liabilities	2,368	2,719
Total noncurrent liabilities	2,404,106	2,279,466
Stockholders' equity (deficit):
Class A common stock, $.0001 par value - 300,000 authorized, 80,473 and 78,525 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	8	8
Class B common stock, $.0001 par value - 100,000 authorized, 6,044 and 8,562 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	1	1
Accumulated other comprehensive (loss) income	(38)	303
Additional paid in capital	40,671	29,820
Accumulated deficit	(760,268)	(736,587)
Total stockholders' deficit attributable to Planet Fitness, Inc.	(719,626)	(706,455)
Non-controlling interests	(3,293)	(1,299)
Total stockholders' deficit	(722,919)	(707,754)
Total liabilities and stockholders' deficit	$1,801,552	$1,717,190

Planet Fitness, Inc. and subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Amounts in thousands, except per share amounts)

	For the nine months ended September 30,
	2020	2019
Cash flows from operating activities:
Net (loss) income	$(24,886)	$101,158
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	39,436	32,316
Amortization of deferred financing costs	4,801	4,014
Amortization of asset retirement obligations	48	178
Deferred tax (benefit) expense	(7,506)	15,666
(Gain) loss on re-measurement of tax benefit arrangement	(502)	4,638
Provision for bad debts	(45)	13
Equity-based compensation	3,564	3,565
Other	(93)	(428)
Changes in operating assets and liabilities, excluding effects of acquisitions:
Accounts receivable	28,146	12,779
Inventory	(929)	2,509
Other assets and other current assets	(11,364)	(4,628)
National advertising fund	3,446	—
Accounts payable and accrued expenses	(11,148)	(12,939)
Other liabilities and other current liabilities	461	1,510
Income taxes	(1,885)	3,047
Payable pursuant to tax benefit arrangements	(18,396)	(17,476)
Equipment deposits	(1,486)	658
Deferred revenue	(5,052)	6,103
Leases and deferred rent	1,275	54
Net cash (used in) provided by operating activities	(2,115)	152,737
Cash flows from investing activities:
Additions to property and equipment	(36,719)	(37,138)
Acquisition of franchises	—	(14,801)
Proceeds from sale of property and equipment	282	84
Purchase of intellectual property	—	(300)
Net cash used in investing activities	(36,437)	(52,155)
Cash flows from financing activities:
Principal payments on capital lease obligations	(118)	(59)
Proceeds from borrowings under Variable Funding Notes	75,000	—
Repayment of long-term debt	(13,125)	(9,000)
Repurchase and retirement of Class A common stock	—	(157,945)
Proceeds from issuance of Class A common stock	1,881	1,892
Dividend equivalent payments	(227)	(229)
Distributions to Continuing LLC Members	(1,658)	(5,499)
Net cash provided by (used in) financing activities	61,753	(170,840)
Effects of exchange rate changes on cash and cash equivalents	(394)	370
Net increase (decrease) in cash, cash equivalents and restricted cash	22,807	(69,888)
Cash, cash equivalents and restricted cash, beginning of period	478,795	320,139
Cash, cash equivalents and restricted cash, end of period	$501,602	$250,251
Supplemental cash flow information:
Net cash paid for income taxes	$2,319	$9,061
Cash paid for interest	$56,750	$40,335
Non-cash investing activities:
Non-cash additions to property and equipment	$7,629	$4,837

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses the following non-GAAP financial measures: EBITDA, Total Segment EBITDA, Adjusted EBITDA, Adjusted net (loss) income and Adjusted net (loss) income per share, diluted (collectively, the “non-GAAP financial measures”). The Company believes that these non-GAAP financial measures, when used in conjunction with GAAP financial measures, are useful to investors in evaluating our operating performance. These non-GAAP financial measures presented in this release are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered in isolation or as substitutes for GAAP financial measures such as net (loss) income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net (loss) income and Adjusted net (loss) income per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net (loss) income, and Adjusted net (loss) income per share, diluted, should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items.
EBITDA, Segment EBITDA and Adjusted EBITDA
We refer to EBITDA and Adjusted EBITDA as we use these measures to evaluate our operating performance and we believe these measures provide useful information to investors in evaluating our performance. We have also disclosed Segment EBITDA as an important financial metric utilized by the Company to evaluate performance and allocate resources to segments in accordance with ASC 280, Segment Reporting. We define EBITDA as net (loss) income before interest, taxes, depreciation and amortization. Segment EBITDA sums to Total Segment EBITDA which is equal to the Non-GAAP financial metric EBITDA. We believe that EBITDA, which eliminates the impact of certain expenses that we do not believe reflect our underlying business performance, provides useful information to investors to assess the performance of our segments as well as the business as a whole. Our board of directors also uses EBITDA as a key metric to assess the performance of management. We define Adjusted EBITDA as net (loss) income before interest, taxes, depreciation and amortization, adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of the Company’s core operations. These items include certain purchase accounting adjustments, stock offering-related costs, and certain other charges and gains. We believe that Adjusted EBITDA is an appropriate measure of operating performance in addition to EBITDA because it eliminates the impact of other items that we believe reduce the comparability of our underlying core business performance from period to period and is therefore useful to our investors in comparing the core performance of our business from period to period.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

A reconciliation of Adjusted EBITDA to net (loss) income, the most directly comparable GAAP measure, is set forth below.

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
(in thousands)
Net (loss) income	$(3,284)	$29,692	$(24,886)	$101,158
Interest income	(349)	(1,808)	(2,635)	(5,585)
Interest expense	20,686	14,807	61,394	44,192
(Benefit) provision for income taxes	(1,035)	10,309	(7,069)	26,924
Depreciation and amortization	13,636	11,832	39,436	32,316
EBITDA	$29,654	$64,832	$66,240	$199,005
Purchase accounting adjustments-revenue(1)	70	275	216	524
Purchase accounting adjustments-rent(2)	130	108	400	348
Severance costs(3)	830	—	990	—
Pre-opening costs(4)	699	826	1,214	1,021
Tax benefit arrangement remeasurement(5)	—	(214)	(502)	4,638
Other(6)	598	(104)	691	55
Adjusted EBITDA	$31,981	$65,723	$69,249	$205,591

(1)Represents the impact of revenue-related purchase accounting adjustments associated with the acquisition of Pla-Fit Holdings on November 8, 2012 by TSG (the “2012 Acquisition”). At the time of the 2012 Acquisition, the Company maintained a deferred revenue account, which consisted of deferred ADA fees, deferred franchise fees, and deferred enrollment fees that the Company billed and collected upfront but recognizes for U.S. GAAP purposes at a later date. In connection with the 2012 Acquisition, it was determined that the carrying amount of deferred revenue was greater than the fair value assessed in accordance with ASC 805—Business Combinations, which resulted in a write-down of the carrying value of the deferred revenue balance upon application of acquisition push-down accounting under ASC 805. These amounts represent the additional revenue that would have been recognized in these periods if the write-down to deferred revenue had not occurred in connection with the application of acquisition pushdown accounting.
(2)Represents the impact of rent-related purchase accounting adjustments. In accordance with guidance in ASC 805 – Business Combinations, in connection with the 2012 Acquisition, the Company’s deferred rent liability was required to be written off as of the acquisition date and rent was recorded on a straight-line basis from the acquisition date through the end of the lease term. This resulted in higher overall recorded rent expense each period than would have otherwise been recorded had the deferred rent liability not been written off as a result of the acquisition push down accounting applied in accordance with ASC 805. Adjustments of $43, $44, $124, and $173 in the three and nine months ended September 30, 2020 and 2019, respectively, reflect the difference between the higher rent expense recorded in accordance with U.S. GAAP since the acquisition and the rent expense that would have been recorded had the 2012 Acquisition not occurred. Adjustments of $87, $64, $276, and $216 in the three and nine months ended September 30, 2020 and 2019, respectively, are due to the amortization of favorable and unfavorable leases. All of the rent related purchase accounting adjustments are adjustments to rent expense which is included in store operations on our consolidated statements of operations.
(3)Represents severance expense recorded in connection with a reduction in force and an equity award modification.
(4)Represents costs associated with new corporate-owned stores incurred prior to the store opening, including payroll-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.
(5)Represents gains and losses related to the adjustment of our tax benefit arrangements primarily due to changes in our effective tax rate.
(6)Represents certain other charges and gains that we do not believe reflect our underlying business performance. During the three and nine months ended September 30, 2020, this amount primarily includes expense of $1,956 that represents a reserve against an indemnification receivable, partially offset by a $1,358 one time employee retention payroll tax credit received in connection with the CARES Act.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

A reconciliation of Segment EBITDA to Total Segment EBITDA is set forth below.

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2020	2019	2020	2019
Segment EBITDA
Franchise	$31,111	$44,328	$71,386	$141,548
Corporate-owned stores	5,711	16,799	11,376	50,505
Equipment	2,271	13,741	9,948	40,920
Corporate and other	(9,439)	(10,036)	(26,470)	(33,968)
Total Segment EBITDA(1)	$29,654	$64,832	$66,240	$199,005
(1) Total Segment EBITDA is equal to EBITDA.
Adjusted Net Income and Adjusted Net Income per Diluted Share
Our presentation of Adjusted net (loss) income assumes that all net (loss) income is attributable to Planet Fitness, Inc., which assumes the full exchange of all outstanding Holdings Units for shares of Class A common stock of Planet Fitness, Inc., adjusted for certain non-recurring items that we do not believe directly reflect our core operations. Adjusted net (loss) income per share, diluted, is calculated by dividing Adjusted net (loss) income by the total shares of Class A common stock outstanding plus any dilutive options and restricted stock units as calculated in accordance with GAAP and assuming the full exchange of all outstanding Holdings Units and corresponding Class B common stock as of the beginning of each period presented. Adjusted net (loss) income and Adjusted net (loss) income per share, diluted, are supplemental measures of operating performance that do not represent, and should not be considered, alternatives to net (loss) income and earnings per share, as calculated in accordance with GAAP. We believe Adjusted net (loss) income and Adjusted net (loss) income per share, diluted, supplement GAAP measures and enable us to more effectively evaluate our performance period-over-period. A reconciliation of Adjusted net (loss) income to net (loss) income, the most directly comparable GAAP measure, and the computation of Adjusted net (loss) income per share, diluted, are set forth below.

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share amounts)	2020	2019	2020	2019
Net (loss) income	$(3,284)	$29,692	$(24,886)	$101,158
(Benefit) provision for income taxes, as reported	(1,035)	10,309	(7,069)	26,924
Purchase accounting adjustments-revenue(1)	70	275	216	524
Purchase accounting adjustments-rent(2)	130	108	400	348
Severance costs(3)	830	—	990	—
Pre-opening costs(4)	699	826	1,214	1,021
Tax benefit arrangement remeasurement(5)	—	(214)	(502)	4,638
Other(6)	598	(104)	691	55
Purchase accounting amortization(7)	4,211	4,146	12,635	12,429
Adjusted (loss) income before income taxes	$2,219	$45,038	$(16,311)	$147,097
Adjusted income taxes(8)	595	11,980	(4,371)	39,128
Adjusted net (loss) income	$1,624	$33,058	$(11,940)	$107,969

Adjusted net (loss) income per share, diluted	$0.02	$0.36	$(0.14)	$1.16

Adjusted weighted-average shares outstanding(9)	86,512	92,386	86,618	93,153
(1)Represents the impact of revenue-related purchase accounting adjustments associated with the 2012 Acquisition. At the time of the 2012 Acquisition, the Company maintained a deferred revenue account, which consisted of deferred ADA fees, deferred franchise fees, and deferred enrollment fees that the Company billed and collected upfront but recognizes for U.S. GAAP purposes at a later date. In connection with the 2012 Acquisition, it was determined that the carrying amount of deferred revenue was greater than the fair value assessed in accordance with ASC 805—Business Combinations, which resulted in a write-down of the carrying value of the deferred revenue balance upon application of acquisition push-down accounting under ASC 805. These amounts represent the additional revenue that would have

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

been recognized in these periods if the write-down to deferred revenue had not occurred in connection with the application of acquisition pushdown accounting.
(2)Represents the impact of rent-related purchase accounting adjustments. In accordance with guidance in ASC 805 – Business Combinations, in connection with the 2012 Acquisition, the Company’s deferred rent liability was required to be written off as of the acquisition date and rent was recorded on a straight-line basis from the acquisition date through the end of the lease term. This resulted in higher overall recorded rent expense each period than would have otherwise been recorded had the deferred rent liability not been written off as a result of the acquisition push down accounting applied in accordance with ASC 805. Adjustments of $43, $44, $124, and $173 in the three and nine months ended September 30, 2020 and 2019, respectively, reflect the difference between the higher rent expense recorded in accordance with U.S. GAAP since the acquisition and the rent expense that would have been recorded had the 2012 Acquisition not occurred. Adjustments of $87, $64, $276, and $216 in the three and nine months ended September 30, 2020 and 2019, respectively, are due to the amortization of favorable and unfavorable leases. All of the rent related purchase accounting adjustments are adjustments to rent expense which is included in store operations on our consolidated statements of operations.
(3)Represents severance expense recorded in connection with a reduction in force and an equity award modification.
(4)Represents costs associated with new corporate-owned stores incurred prior to the store opening, including payroll-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.
(5)Represents gains and losses related to the adjustment of our tax benefit arrangements primarily due to changes in our effective tax rate.
(6)Represents certain other charges and gains that we do not believe reflect our underlying business performance. During the three and nine months ended September 30, 2020, this amount primarily includes expense of $1,956 that represents a reserve against an indemnification receivable, partially offset by a $1,358 one time employee retention payroll tax credit received in connection with the CARES Act.
(7)Includes $3,096, $3,096, $9,288, and $9,288 of amortization of intangible assets, for the three and nine months ended September 30, 2020 and 2019, respectively, recorded in connection with the 2012 Acquisition, and $1,115, $1,052, $3,346 and $2,867 of amortization of intangible assets for the three and nine months ended September 30, 2020 and 2019, respectively, recorded in connection with historical acquisitions of franchisee-owned stores. The adjustment represents the amount of actual non-cash amortization expense recorded, in accordance with U.S. GAAP, in each period.
(8)Represents corporate income taxes at an assumed effective tax rate of 26.8% three and nine months ended September 30, 2020 and 26.6% for the three and nine months ended September 30, 2019, applied to adjusted income before income taxes.
(9)Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

A reconciliation of net (loss) income per share, diluted, to Adjusted net (loss) income per share, diluted is set forth below for the three and nine months ended September 30, 2020 and 2019:

	For the three months ended September 30, 2020			For the three months ended September 30, 2019
(in thousands, except per share amounts)	Net loss	Weighted Average Shares	Net loss per share, diluted	Net income	Weighted Average Shares	Net income per share, diluted
Net (loss) income attributable to Planet Fitness, Inc.(1)	$(3,111)	80,221	$(0.04)	$25,777	83,807	$0.31
Assumed exchange of shares(2)	(173)	6,291		3,915	8,579
Net (loss) income	(3,284)			29,692
Adjustments to arrive at adjusted income before income taxes(3)	5,503			15,346
Adjusted income before income taxes	2,219			45,038
Adjusted income tax expense(4)	595			11,980
Adjusted net income	$1,624	86,512	$0.02	$33,058	92,386	$0.36
(1)Represents net (loss) income attributable to Planet Fitness, Inc. and the associated weighted average shares, diluted of Class A common stock outstanding.
(2)Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc. Also assumes the addition of net (loss) income attributable to non-controlling interests corresponding with the assumed exchange of Holdings Units and Class B common shares for shares of Class A common stock.
(3)Represents the total impact of all adjustments identified in the adjusted net (loss) income table above to arrive at adjusted (loss) income before income taxes.
(4)Represents corporate income taxes at an assumed effective tax rate of 26.8% and 26.6% for the three months ended September 30, 2020 and 2019, respectively, applied to adjusted (loss) income before income taxes.

	For the nine months ended September 30, 2020			For the nine months ended September 30, 2019
(in thousands, except per share amounts)	Net loss	Weighted Average Shares	Net loss per share, diluted	Net income	Weighted Average Shares	Net income per share, diluted
Net (loss) income attributable to Planet Fitness, Inc.(1)	$(23,681)	79,763	$(0.30)	$88,030	84,354	$1.04
Assumed exchange of shares(2)	(1,205)	6,855		13,128	8,799
Net (loss) income	(24,886)			101,158
Adjustments to arrive at adjusted income before income taxes(3)	8,575			45,939
Adjusted income before income taxes	(16,311)			147,097
Adjusted income tax (benefit) expense(4)	(4,371)			39,128
Adjusted net (loss) income	$(11,940)	86,618	$(0.14)	$107,969	93,153	$1.16
(1)Represents net (loss) income attributable to Planet Fitness, Inc. and the associated weighted average shares, diluted of Class A common stock outstanding.
(2)Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc. Also assumes the addition of net (loss) income attributable to non-controlling interests corresponding with the assumed exchange of Holdings Units and Class B common shares for shares of Class A common stock.
(3)Represents the total impact of all adjustments identified in the adjusted net (loss) income table above to arrive at adjusted (loss) income before income taxes.
(4)Represents corporate income taxes at an assumed effective tax rate of 26.8% and 26.6% for the nine months ended September 30, 2020 and 2019, respectively, applied to adjusted (loss) income before income taxes.